UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2012, Verisk Analytics, Inc. (the “Company”) and its wholly-owned subsidiary Insurance Services Office, Inc. (“ISO”) entered into a Purchase Agreement (the “Purchase Agreement”) with Argus Information and Advisory Services, LLC (“Argus”), AIAS Holding Company, LLC (“Holding Company”), Oak Investment Partners XII, Limited Partnership (“Oak”), Oak XII Argus Blocker Corp. (“Oak Blocker”), the unitholders of the Holding Company named therein and Leonard Laufer, as the sellers’ representative. Pursuant to the Purchase Agreement, ISO will acquire Argus by purchasing all of the outstanding equity interests of the Holding Company from, either directly or indirectly, each equityholder of the Holding Company (the “Purchase”). Argus is a premier provider of information, competitive benchmarking, scoring solutions, analytics and customized services to financial institutions and regulators in North America, Latin America and Europe. The acquisition of Argus will further enhance the Company’s position as a key provider of data, analytics and decision support solutions to financial institutions globally.

Argus, based in White Plains, New York, maintains the most comprehensive de-personalized direct observation consortia data sets for the payments industry. Argus leverages this consortia data and provides proprietary solutions and information that enable clients to achieve higher profitability and growth through enhanced marketing and risk management decisions. Argus has deployed unique technology to manage vast data sets efficiently and currently manages more than one petabyte of payments data. For the past 15 years, Argus has provided important insights for its customers, who currently include most of the leading retail banks and credit card issuers in the United States, Canada and the United Kingdom.

The purchase price is currently expected to be $425,000,000 in cash, subject to further upward or downward adjustment based on working capital levels and cash on hand at the time of closing. At the closing, $20,000,000 will be withheld from the purchase consideration and deposited into an escrow account (the “Escrow”) in order to fund any indemnification claims payable to the Company. The Escrow will be released on March 31, 2014.

The transaction is expected to close by September 2012 and is subject to customary closing conditions including regulatory approvals. The Company expects to use cash on hand and available capacity under its revolving credit facility to fund the Purchase. The transaction is expected to be neutral to adjusted EPS in 2012 and accretive to adjusted EPS in 2013.

Len Laufer and Michael Heller, who co-founded Argus in 1997, will continue as leaders of Argus.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is annexed as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated August 7, 2012 among Verisk Analytics, Inc., Insurance Services Office, Inc., Argus Information and Advisory Services, LLC, AIAS Holding Company, LLC, Oak Investment Partners XII, Limited Partnership, Oak XII Argus Blocker Corp., the unitholders of AIAS Holding Company, LLC named therein and Leonard Laufer, as the sellers’ representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: August 8, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary